Exhibit 99.1

ARKO Corp. Closes 23rd Acquisition, Expands its Retail Segment into Alabama and Mississippi with Purchase of the Assets of Transit Energy Group and its Affiliates

ARKO continues to execute its growth strategy, closing this accretive acquisition and extending ARKO’s convenience store footprint into Alabama and Mississippi

ARKO Corp. (Nasdaq: ARKO) (“ARKO” or the “Company”), a Fortune 500 company and one of the largest convenience store operators in the United States, announced today that subsidiaries of ARKO have completed its previously announced acquisition, acquiring the assets of Transit Energy Group and its affiliates (“TEG”) which operates as of closing approximately 135 convenience stores, supply fuel to approximately 190 independent dealers, and operates a transportation business with 58 trucks and 78 tanker trailers that supports the retail and wholesale business, all in the Southeastern United States. This is ARKO’s 23rd acquisition since 2013.

This acquisition will grow ARKO’s retail store base into two new states.

TEG is one of the largest privately held portfolios in the Southeast, with well-known banners including Corner Mart, Dixie Mart, Flash Market, Market Express, and Rose Mart, stores that have family histories and long-term presence in their communities. The retail segment is comprised of approximately 135 company-operated convenience stores located throughout South Carolina, North Carolina, Tennessee, Mississippi, Missouri, Louisiana, Alabama and Arkansas. Many of the stores include well-known food offerings.

“ARKO’s demonstrated history of growing adjusted EBITDA and cash flow by executing the Company’s long-term growth strategy, which is enhanced by our integration capacity and ability to add value to newly acquired stores with our merchandising and marketing is what sets us apart as a convenience retailer,” said Arie Kotler, Chairman, President and Chief Executive Officer of ARKO. “We believe we can add value to these stores and well-known regional brands with an enhanced offering as we reset these stores. We welcome TEG’s employees to our Family of Community Brands and look forward to working together to grow the business and provide value for customers.”

Since 2013, ARKO’s systematic growth strategy has significantly increased the Company’s cash flow and adjusted EBITDA, transforming the Company from approximately 200 stores in seven states into one of the largest convenience store operators in the United States, with over 1,500 company-operated convenience stores. The Company’s integration capacity, coupled with its strength in merchandising and marketing, has consistently created compelling returns on invested capital and increased store-level adjusted EBITDA.

Stephen Lattig, President and Chief Executive Officer of TEG, stated, “ARKO has a proven ability to add value to stores with their diverse offerings, and will ably serve our many loyal retail and wholesale customers. TEG would not be the success it is today if it were not for the dedication of its team members. We are excited that our team members are joining a growing and dynamic organization like ARKO.”

“I believe that with ARKO’s strong liquidity and proven dealmaking ability we will continue our long-term growth strategy and grow our convenience store footprint through disciplined, accretive acquisitions,” noted Kotler.

Purchase Price Details

The total purchase price for the transaction was approximately $370 million plus the value of inventory, of which $50 million is deferred, payable in two annual payments of $25 million on the first and second anniversaries of the closing, which ARKO may elect to pay in either cash or, subject to certain conditions, shares of ARKO’s common stock. ARKO financed from its own sources approximately $90 million of the non-deferred consideration including the value of inventory and other closing adjustments. The remaining approximately $258 million was funded by funds managed by Oak Street, a Division of Blue Owl Capital (“Oak Street”), as part of the existing $1.15 billion agreement between the Company and Oak Street, according to which Oak Street acquired the majority of the real estate assets of TEG substantially concurrently with the closing of the transaction. The Company now leases these real estate assets from Oak Street.

Quick Facts About TEG

The acquired brands have decades of continuous operations, these 135 company-operated retail convenience stores include Corner Mart, Dixie Mart, Flash Market, Market Express, and Rose Mart located throughout Alabama, Arkansas, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, and Tennessee.

Many TEG stores include well-known food offerings, including Baskin-Robbins, Chester’s Chicken, Pizza Inn, and Subway franchises.

The acquisition also includes a network of approximately 190 independent dealer locations, expanding the Company’s wholesale segment to over 1,850 sites. Including retail and wholesale it is expected that the acquisition will add approximately 285 million gallons of diesel and gasoline, the majority branded, to the approximately two billion gallons the Company currently sells annually.

BofA Securities, Inc. acted as exclusive financial advisor to Transit Energy Group and Nelson Mullins Riley & Scarborough LLP and Latham & Watkins LLP, and Harriton & Furrer LLP acted as legal counsel. Greenberg Traurig, P.A. and the law firm of Schwarz and L’Altrelli acted as legal counsel to ARKO.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling merchandise and fuel products to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; fleet fueling, which includes the operation of proprietary and third-party cardlock locations, and issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites; and GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites and charges a fixed fee, primarily to our fleet fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

About ECP

ECP, founded in 2005, is a leading investor across energy transition, electrification and decarbonization infrastructure assets, including power generation, renewables and storage solutions, environmental infrastructure sustainability, and efficiency & reliability assets facilitating the energy transition. The ECP team, comprised of 68 people with 600 years of collective industry experience, deep expertise and extensive relationships, has consummated more than 100 transactions over the last 17 years, representing more than $50 billion of enterprise value.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; the Company’s ability to maintain the listing of its common stock and warrants on the Nasdaq Stock Market; changes in its strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which it competes; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond its control, including the potential resurgence of the coronavirus (COVID-19) pandemic; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com